Exhibit 99.3

                             Paradigm Holdings, Inc.
         Unaudited Pro Forma Condensed Combined Statements of Operations

On October 14, 2005, Paradigm Holdings, Inc. ("Paradigm") acquired Blair Management Services, Inc. ("Blair") t/d/b/a Blair Technology Group for $1.0 million in cash and 500,000 shares of common stock. At the October 14, 2005 share price of $3.00, the transaction has a total purchase price $2.5 million excluding contingent consideration based on achieving future financial targets. The acquisition has been accounted for using purchase accounting.

Blair has provided business continuity and information technology security solutions to over 300 commercial customers in a variety of industries including finance, healthcare and energy. The acquisition of Blair allows Paradigm to combine the OpsPlanner software suite with Blair's extensive credentials in the business continuity arena. Paradigm Holdings can now offer our customers a comprehensive business continuity solution. The acquisition also allows Paradigm Holdings to expand its presence in the commercial marketplace.

Contingent Consideration

The preliminary purchase price excludes the effect of the additional purchase price of up to 350,000 shares of common stock whose issuance is contingent on Blair achieving certain earnings levels for the period from November 1, 2005 through October 31, 2006. The earnings levels are based on net income which result in contingent shares being issued as follows: if Blair net income is less than $275,000, there shall be no contingent common shares issued. If Blair net income is at least $275,000 but less than $300,000, there shall be 125,000 contingent common shares issues. If Blair net income is at least $300,000 but less than $325,000, there shall be 250,000 contingent common shares issued. If Blair net income is $325,000 or greater, there shall be 350,000 contingent common shares issued. If all 350,000 contingent shares are issued, approximately $1,050,000 of additional purchase price will result of which all would be attributable to goodwill.

Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2004 and the nine months ended September 30, 2005 included in this report have been prepared as if the acquisition occurred on January 1, 2004. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2005 included in this report has been prepared as if the acquisition occurred on September 30, 2005.

The unaudited pro forma condensed combined financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations. No effect has been given for operational efficiencies that may have been achieved if the acquisition had occurred on January 1, 2004.

This information should be read in conjunction with our Current Report of Form 8-K, filed with the SEC on October 20, 2005, Paradigm's historical financial statements and the accompanying notes in both our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2005 and Blair's historical financial statements and the accompanying notes that are included in this Current Report on Form 8-K/A.

                             Paradigm Holdings, Inc.
         Unaudited Pro Forma Condensed Combined Statements of Operations
                 For the twelve months ending December 31, 2004


                                                     Paradigm                     Pro Forma             Pro Forma
                                                     Holdings         Blair       Adjustments   Note     Combined
                                                   ------------    ------------   ------------  ----   ------------
Contract Revenue
 Service contracts                                 $ 39,487,603    $  4,551,785        (80,791)   (1)  $ 43,958,597
 Repair and maintenance contracts                    22,268,698            --             --             22,268,698
                                                   ------------    ------------   ------------         ------------
   Total contract revenue                            61,756,301       4,551,785        (80,791)          66,227,295
                                                   ------------    ------------   ------------         ------------
Cost of revenue
 Service contracts                                   33,950,665       3,004,557        (80,791)   (2)    36,874,431
 Repair and maintenance contracts                    20,594,289            --             --             20,594,289
                                                   ------------    ------------   ------------         ------------
   Total cost of revenue                             54,544,954       3,004,557        (80,791)          57,468,720
                                                   ------------    ------------   ------------         ------------
Gross margin                                          7,211,347       1,547,228           --              8,758,575

Selling, General & Administrative                     8,994,477       1,101,376         51,600    (10)   10,147,453
                                                   ------------    ------------   ------------         ------------
Income (loss) from operations                        (1,783,130)        445,852        (51,600)          (1,388,878)


Total other (expense) income                            (49,391)          9,935        (70,000)   (6)      (109,456)
                                                   ------------    ------------   ------------         ------------
Net income (loss) before income taxes              $ (1,832,521)   $    455,787   $   (121,600)        $ (1,498,334)

Provision (benefit) for income taxes                  1,934,380          32,194     (2,544,931)   (8)      (578,357)
                                                   ------------    ------------   ------------         ------------

Net income (loss)                                  $ (3,766,901)   $    423,593   $  2,423,331         $   (919,977)
                                                   ------------    ------------   ------------         ------------

Basic and diluted net income (loss)
 per common share                                  $      (0.21)                                       $      (0.05)
                                                   ------------    ------------   ------------         ------------
Basic and diluted weighted average common shares
 used to compute net income (loss) per share         17,896,709                        500,000           18,396,709
                                                   ------------    ------------   ------------         ------------

                             Paradigm Holdings, Inc.
         Unaudited Pro Forma Condensed Combined Statements of Operations
                  For the nine months ending September 30, 2005

                                                       Paradigm                  Pro Forma            Pro Forma
                                                       Holdings        Blair   Adjustments  Note       Combined
                                                   ------------    ------------    ------------         ------------
Contract Revenue
 Service contracts                                 $ 31,691,621    $  2,477,250        (218,751)   (1)  $ 33,950,120
 Repair and maintenance contracts                    14,527,534            --              --             14,527,534
                                                   ------------    ------------    ------------         ------------
   Total contract revenue                            46,219,155       2,477,250        (218,751)          48,477,654
                                                   ------------    ------------    ------------         ------------
Cost of revenue
 Service contracts                                   25,603,568       1,707,205        (218,751)   (2)    27,092,022
 Repair and maintenance contracts                    13,528,080            --              --             13,528,080
                                                   ------------    ------------    ------------         ------------
   Total cost of revenue                             39,131,648       1,707,205        (218,751)          40,620,102
                                                   ------------    ------------    ------------         ------------

Gross margin                                          7,087,507         770,045            --              7,857,552

Selling, General & Administrative                     5,876,367         853,288          97,030    (10)    6,826,685
                                                   ------------    ------------    ------------         ------------
Income (loss) from operations                         1,211,140         (83,243)        (97,030)           1,030,867




Total other (expense) income                           (145,445)          3,049         (52,500)   (6)      (194,896)
                                                   ------------    ------------    ------------         ------------
Net income (loss) before income taxes              $  1,065,695    $    (80,194)   $   (149,530)        $    835,971

Provision (benefit) for income taxes                    362,190          12,515        (101,189)   (8)  $    273,516
                                                   ------------    ------------    ------------         ------------

Net income (loss)                                  $    703,505    $    (92,709)   $    (48,341)        $    562,455
                                                   ------------    ------------    ------------         ------------

Basic and diluted net income (loss)
 per common share                                  $       0.04                                         $       0.03
                                                   ------------    ------------    ------------         ------------
Basic and diluted weighted average common shares
 used to compute net income (loss) per share         20,003,368                         500,000           20,503,368
                                                   ------------    ------------    ------------         ------------

                             Paradigm Holdings, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                            As of September 30, 2005


                                                  Paradigm                     Pro Forma              Pro Forma
                                                  Holdings        Blair       Adjustments     Note    Combined
                                                 -----------   -----------    -----------     ----   -----------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                      $ 1,131,176   $   415,828           --              $ 1,547,004
  Accounts receivable - net                       13,318,851       471,899           --               13,790,750
  Inventory, net                                        --            --             --                     --
  Prepaid expenses                                   153,251        58,348           --                  211,599
  Other current assets                               529,287          --             --                  529,287
                                                 -----------   -----------    -----------            -----------
   TOTAL CURRENT ASSETS                           15,132,565       946,075           --               16,078,640
                                                 -----------   -----------    -----------            -----------

PROPERTY AND EQUIPMENT, NET                          968,980       102,091           --                1,071,071
                                                 -----------   -----------    -----------            -----------
OTHER ASSETS
  Goodwill                                              --            --        1,987,788       (3)    1,987,788
  Other assets                                          --           9,136           --                    9,136
  Deposits                                            83,382         6,340           --                   89,722
                                                 -----------   -----------    -----------            -----------
   TOTAL OTHER ASSETS                                 83,382        15,476      1,987,788              2,086,646
                                                 -----------   -----------    -----------            -----------

TOTAL ASSETS                                     $16,184,927   $ 1,063,642    $ 1,987,788            $19,236,357
                                                 -----------   -----------    -----------            -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank overdraft                                    1,477,238          --             --                1,477,238

 Note payable - line of credit                     3,182,711          --        1,000,000       (4)    4,182,711
 Capital lease payable                                11,476          --             --                   11,476
 Accounts payable and accrued expenses             4,432,705       116,084           --                4,548,789
 Accrued salaries and related payables             2,022,913        73,285           --                2,096,198
 Income taxes payable                                   --          18,970           --                   18,970
 Deferred income taxes                               515,167          --           75,000       (7)      590,167
 Deferred revenue                                    466,319        57,329           --                  523,648
                                                 -----------   -----------    -----------            -----------
   TOTAL CURRENT LIABILITIES                      12,108,529       265,668      1,075,000             13,449,197

LONG TERM LIABILITIES
 Deferred rent                                       149,871          --             --                  149,871
 Capital lease payable, net of current portion        24,293          --             --                   24,293
 Deferred income taxes, net of current portion       842,979          --             --                  842,979
                                                 -----------   -----------    -----------            -----------
  TOTAL LONG TERM LIABILITIES                      1,017,143          --             --                1,017,143

   TOTAL LIABILITIES                              13,125,672       265,668      1,075,000             14,466,340
                                                 -----------   -----------    -----------            -----------
STOCKHOLDERS' EQUITY
 Common stock - $.01 par value, 50,000,000
  Shares authorized, 20,003,368 shares
  Issued and outstanding                             200,034            65          4,935     (5,9)      205,034
 Additional paid in capital                             --         128,756      1,577,006       (9)    1,705,762
 Retained earnings                                 2,859,221       672,809       (672,809)      (9)    2,859,221
 Treasury stock                                         --          (3,656)         3,656       (9)         --
                                                 -----------   -----------    -----------            -----------
   TOTAL STOCKHOLDERS' EQUITY                      3,059,255       797,974        912,788              4,770,017

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        16,184,927     1,063,642      1,987,788             19,236,357


                             Paradigm Holdings, Inc.
           Notes to Pro Forma Condensed Combined Financial Statements

Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2004 and the nine months ended September 30, 2005 included in this report have been prepared as if the acquisition occurred on January 1, 2004. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2005 included in this report has been prepared as if the acquisition occurred on September 30, 2005.

The acquisition has been accounted for using purchase accounting.

A reclassification has been made between Blair's selling, general and administrative expenses and cost of revenues to conform to Paradigm's historical statement of operations.

Financial Notes

(1) Adjustments made to revenues to eliminate inter-company transactions between Paradigm Holdings and Blair as if the acquisition occurred at the beginning of the reported period.
(2) Adjustments made to cost of revenues to eliminate inter-company transactions between Paradigm Holdings and Blair as if the acquisition occurred at the beginning of the reported period.
(3) Goodwill represents the excess purchase price of $2.5 million over the historical basis of the assets and liabilities of Blair. The excess of the purchase price was recorded as goodwill as none was attributable to identifiable intangible assets. The purchase price, purchase price allocation, and financing of the transaction are summarized as follows:

         Purchase price paid as:
         Proceeds from borrowings on line of credit               $1,000,000
         Common stock                                              1,500,000
                                                                  ----------
         Total purchase consideration                              2,500,000

         Allocated to:
         Historical book value of Blair's assets and liabilities     437,212
         Deferred tax impact of purchase price accounting
            adjustments                                               75,000
                                                                  -----------
         Excess purchase price over allocation to identifiable
            assets and liabilities (goodwill)                     $1,987,788

     The purchase price allocation is preliminary based on whether any contingent consideration will be paid and whether intangible assets may be associated with the one-year non-compete agreements provided to the three Blair shareholders included in the Merger Agreement. Management expects that any reclassification of goodwill to intangible assets will be completed in the next thirty days. The potential magnitude of such a reclassification would be a maximum of $480,000 of intangible assets that would result in annual amortization of $160,000 over the three-year employment agreements signed by the Blair shareholders.
(4) Assumes $1.0 million of borrowings on Paradigm's line of credit for the acquisition of Blair.
(5) Represents the value of $1.5 million in Paradigm Holding's stock issued as part of the $2.5 million purchase price of Blair. Paradigm Holdings issued 500,000 shares of common stock on October 14, 2005. The price per share of Paradigm Holding's common stock on October 14, 2005 was $3.00. If all these contingent shares, but not the greater level of net income necessary to require issuance of any of the contingent shares, were included in the EPS calculation for the period ended September 30, 2005, the EPS would have been $0.03.
(6) Adjustments made to reflect additional interest expense assuming the acquisition occurred at the beginning of the period presented. Interest expense was calculated using an annual interest rate of LIBOR plus 3.00 points (or a total of 7.00%) for each period presented. If interest expense were to increase 1/8%, then interest expense would have been $1,250 and $938 greater for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively.
(7) Provision for income taxes represents cash to accrual adjustments for Blair from S-Corporation to C-Corporation tax status upon acquisition.
(8) Effective November 5, 2004, Paradigm revoked its S-Corporation status and became a C-Corporation. After the revocation of the S election, Paradigm will be responsible for income taxes generated as a result of reporting taxable income. The financial statements as of and for the year ended December 31, 2004 and at and for the nine months ended September 30, 2005, include both audited financial statements and unaudited financial statements, respectively, and pro-forma adjustments to provide for an income tax provision (benefit) and a deferred income tax liability for each year presented as if Paradigm had been a C-Corporation during these periods of operation. Paradigm and Blair assumed an effective tax rate of 38.6% which reflects Federal taxes at 34% and state taxes, net of the federal benefit.

The following table breaks out the calculation of provision (benefit) for income taxes:


         Adjustment                                        Dec 31, 2004    Sep 30, 2005
         ---------------------------------------------     ------------    -------------
         Paradigm S-Corp to C-Corp conversion              $ (2,641,733)   $         --
         Blair S-Corp to C-Corp conversion                      143,740         (43,470)
         Tax effect of pro forma adjustments at 38.6%           (46,938)        (57,719)
                                                           ------------    ------------
            Total provision (benefit) for income taxes     $ (2,544,931)   $   (101,189)

(9) Stockholder's equity adjustment reflects the payout of $1.0 million to eliminate the Blair retained earnings, common stock, additional paid-in capital and treasury stock upon acquisition.
(10) Adjustment to reflect the difference between actual salaries paid to the principals of Blair and the salaries contained in the employment agreements for Messrs. Kristofco, Duffy and Fochler.



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